EXHIBIT 99

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Columbia Banking System, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, William T. Weyerhaeuser, Chairman and Interim Chief Executive Officer, Melanie J. Dressel, President and Chief Operating Officer, and Gary R. Schminkey, Executive Vice President and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ WILLIAM T. WEYERHAEUSER
William T. Weyerhaeuser Chairman and Interim Chief Executive Officer Columbia Banking System, Inc.

By:	/s/ MELANIE J. DRESSEL
Melanie J. Dressel President and Chief Operating Officer Columbia Banking System, Inc.

By:	/s/ GARY R. SCHMINKEY
Gary R. Schminkey Executive Vice President and Chief Financial Officer Columbia Banking System, Inc.

Dated: February 26, 2002